Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-115551) and Form S-8 (No. 333-218877) of Encore Capital Group, Inc. of our reports dated February 25, 2026, relating to the consolidated financial statements and the effectiveness of Encore Capital Group, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

San Diego, California
February 25, 2026